SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

                                       Date of Report (Date of earliest event reported): March 3, 2006

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133 -4(c))

Item	7	.	Financial Statements, Pro Forma Financial Information and Exhibits

	Exhibit 99.1 News release of Alaska Pacific Bancshares, Inc. dated March 3, 2006

Item	9	.	Regulation FD Disclosure

On March 3, 2006, Alaska Pacific Bancshares, Inc. issued its earnings release for the quarter ended December 31, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information in this report shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                                            ALASKA PACIFIC BANCSHARES, INC.

DATE: March 3, 2006                                                 By:    /s/ Roger K. White
                                                                                                                     Senior Vice President and Chief Financial Officer

Exhibit 99.1

News Release For Immediate Release

ALASKA PACIFIC ANNOUNCES RECORD EARNINGS FOR 2005

JUNEAU, Alaska, March 3, 2006 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB), the parent company of Alaska Pacific Bank, announced record net income for 2005 of $731,000, or $1.15 per diluted share, an increase of 3.2% over the $708,000 ($1.12 per share) earned in 2004. Net income for the fourth quarter was $230,000, or $.36 per diluted share, compared with $245,000 ($.38 per share) in the third quarter and $165,000 ($.26 per share) in the fourth quarter of 2004. The 2005 increases over 2004 were primarily the result of improving net interest income and lower provisions for loan losses, offset by lower gains on sale of loans.

Net interest income increased $499,000 (6.6%) for the year 2005 compared to 2004, as a result of growth in the loan portfolio and an improvement in the asset mix. Average loans, including loans held for sale, increased 5.7% to $147.2 million, while investment securities and other lower-yielding assets decreased. As a result, net interest margin on total average assets increased to 4.79% for 2005 from 4.54% in 2004. Loans (excluding loans held for sale) were $152.7 million at the end of 2005, an increase of 10.3% from a year ago though a decrease of 1.5% from last quarter. Production of new loans remained strong throughout the year except for mortgage loans, for which production declined to $20.6 million from $30.4 million in 2004, a 32% decrease.

Total nonperforming assets at December 31, 2005 were $1.4 million compared with $1.5 million at the end of 2004. The provision for loan losses was $120,000 in 2005, compared with $360,000 in 2004. Net chargeoffs for the year were $52,000, compared with $139,000 in 2004.

Gains on sale of loans decreased to $95,000 for 2005, compared with $323,000 in 2004. The decrease is primarily due to lower demand.

Noninterest expense in 2005 increased $443,000 (6.0%) for the year and $58,000 (3.0%) for the fourth quarter, each in comparison with 2004. The growth in expense was the result of normal cost increases, including higher medical and other employee benefit costs.

As previously announced, the Company declared a regular quarterly dividend of $.08 per share, payable February 24, 2006, to shareholders of record as of February 13, 2006.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the economy in Southeast Alaska, the real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.

Contact:	Roger K. White		Craig E. Dahl
	Senior Vice President and CFO	or	President and CEO
	907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Year and Fourth Quarter 2005
(dollars in thousands, except per-share amounts)

	Year Ended

	December 31,	December 31,
	2005	2004

Condensed Income Statement:
Interest income	$10,184	$9,201
Interest expense	(2,109)	(1,625)

Net interest income	8,075	7,576
Provision for loan losses	(120)	(360)
Gain on sale of mortgage loans	95	323
Other noninterest income	1,034	1,063
Other noninterest expense	(7,865)	(7,422)

Net income before income tax	1,219	1,180
Income tax (expense) benefit	(488)	(472)

Net income	$731	$708

Earnings per share:
Basic	$1.20	$1.18
Diluted	1.15	1.12
Performance Ratios:
Return on average equity	4.50%	4.54%
Return on average assets	0.43	0.42
Yield on average earning assets	6.41	5.88
Cost of average interest-bearing liabilities	1.68	1.28
Interest rate spread	4.73	4.60
Net interest margin on:
Average earning assets	5.08	4.84
Average total assets	4.79	4.54
Efficiency ratio (a)	86.34	85.91
Average balances:
Loans	$147,218	$139,247
Earning assets	158,997	156,438
Assets	168,680	166,722
Interest-bearing deposits	114,910	117,354
Total deposits	139,671	139,727
Interest-bearing liabilities	125,303	126,583
Shareholders' equity	16,253	15,602
Average shares outstanding:
Basic	608,826	597,845
Diluted	639,068	632,616

		Three Months Ended

	December 31,	September 30,	December 31,
	2005	2005	2004

Condensed Income Statement:
Interest income	$2,837	$2,623	$2,362
Interest expense	(695)	(531)	(417)

Net interest income	2,142	2,092	1,945
Provision for loan losses	(30)	(30)	(60)
Gain on sale of mortgage loans	41	9	95
Other noninterest income	249	297	240
Other noninterest expense	(2,018)	(1,960)	(1,945)

Net income before income tax	384	408	275
Income tax expense	(154)	(163)	(110)

Net income	$230	$245	$165

Earnings per share:
Basic	$ .38	$ .40	$ .27
Diluted	.36	.38	.26
Performance Ratios:
Return on average equity	5.57%	6.02%	4.16%
Return on average assets	0.52	0.57	0.39
Yield on average earning assets	6.74	6.48	6.01
Cost of average interest-bearing liabilities	2.08	1.71	1.32
Interest rate spread	4.66	4.77	4.69
Net interest margin on:
Average earning assets	5.09	5.17	4.95
Average total assets	4.81	4.86	4.65
Efficiency ratio (a)	84.40	82.04	89.02
Average balances:
Loans	$157,075	$149,689	$144,250
Earning assets	168,330	162,013	157,267
Assets	178,282	172,160	167,406
Interest-bearing deposits	120,407	113,978	116,212
Total deposits	146,717	142,280	140,023
Interest-bearing liabilities	133,671	124,514	126,205
Shareholders' equity	16,506	16,289	15,882
Average shares outstanding:
Basic	609,747	609,531	600,818
Diluted	639,067	638,885	633,988

	December 31,	September 30,	December 31,
	2005	2005	2004

Balance sheet data:
Total assets	$177,157	$176,835	$163,786
Loans, before allowance	152,722	154,174	138,433
Loans held for sale	2,531	75	1,137
Investment securities	7,464	8,336	7,897
Total deposits	146,650	145,011	137,784
Federal Home Loan Bank advances	12,048	14,069	8,333
Shareholders' equity	16,638	16,375	16,005

Shares outstanding (b)	627,754	627,754	627,754

Book value per share	$26.50	$26.08	$25.49

Asset quality:
Allowance for loan losses	$1,448	$1,416	$1,380
Allowance as a percent of loans	0.95%	0.92%	1.00%
Nonaccrual loans	$1,299	$1,288	$1,473
Total nonperforming assets	1,400	1,389	1,520
Net chargeoffs (recoveries) for quarter	(2)	33	16
Net chargeoffs for year	52		139

(a)	Noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.

(b)	Excludes only treasury stock.